POWER OF ATTORNEY
For Enrollment in the United States Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and

Executing Form ID, Forms 3, 4 and 5 and Schedules 13D and 13G

Know all by these presents that, the undersigned hereby constitutes and appoints each of Eric L. Nitcher, Harrison Morris, Rita Townsend and Seana Banks, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”) or any rule or regulation of the U.S. Securities and Exchange Commission (the “SEC”) via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) prepare, execute and file, for and on behalf of the undersigned: (a) Form ID (Application for EDGAR Access) (including any renewal thereof); (b) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act; and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Agent and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2) establish a new, complete enrollment of an existing and maintain in good standing, an EDGAR account with the SEC and act as account and technical administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users and/or delegated users of such account; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3) cause HF Sinclair Corporation to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize such delegate’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

(4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form ID (Application for EDGAR Access) (including any renewal thereof), Form 3, 4 or 5 (including amendments thereto) or Schedule 13D or 13G (including amendments thereto) and timely file that Form or Schedule with the SEC and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is HF Sinclair Corporation or its affiliates assuming, (i) any of the undersigned's responsibilities to comply with Section 16 or Sections 13(d) or 13(g) of the Exchange Act or (ii) any liability of the undersigned for failure to comply with such requirements. This Power of Attorney does not relieve the undersigned from the undersigned’s obligations to comply with the requirements of the Exchange Act, including without limitation the reporting requirements under Section 16 or Sections 13(d) or 13(g) thereunder or to maintain in good standing an EDGAR account with the SEC.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless HF Sinclair Corporation and its affiliates and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in-fact for purposes of: (a) executing, acknowledging, delivering or filing any Form ID (Application for Edgar Access) (including any renewal thereof), Form 3, 4 or 5 (including amendments thereto) or Schedule 13D or 13G (including amendments thereto); and (b) establishing a new, completing enrollment of an existing and maintaining in good standing, an EDGAR account with the SEC, and agrees to reimburse HF Sinclair Corporation and its affiliates and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required: (a) to file Form ID (Application for Edgar Access) (including any renewal thereof), Forms 3, 4 and 5 (including amendments thereto) and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by HF Sinclair Corporation or its affiliates; and/or (b) to maintain in good standing an EDGAR account for which HF Sinclair Corporation, its affiliates and/or the foregoing attorneys-in-fact act as administrator, technical administrator, user or delegated user, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ Eric Kaysen

Eric Kaysen

Date: 7/6/26